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                                                                     EXHIBIT 5-1

                                                   September 29, 1994

MCN Corporation
500 Griswold Street
Detroit, Michigan 48226

Ladies and Gentlemen:

     I am acting as counsel for MCN Corporation ("MCN"), a Michigan corporation and MCN Michigan Limited Partnership, a Michigan limited partnership (the "Partnership") in connection with the registration of up to $300,000,000 of Offered Securities to be offered on a continuous or delayed basis pursuant to the provisions of Rule 415. The Offered Securities are being registered under the Securities Act of 1933, as amended, by a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "SEC") on September 29, 1994. Capitalized terms used but not defined herein are used as defined in the Registration Statement.

     In preparation for rendering my opinion hereafter expressed, I have examined the originals or copies certified to my satisfaction, of corporate records and other documents and certificates as I have deemed necessary.

     Based upon the above, I am of the opinion that:

          1. MCN is a corporation duly organized and validly existing under and pursuant to the laws of the State of Michigan. The Partnership has been duly formed and is validly existing as a limited partnership under the laws of the State of Michigan.

          2. The Debt Securities and MCN Common Stock, which are covered by the Registration Statement, when sold will be legally issued by MCN, duly authorized, fully paid and non-assessable and in the case of Debt Securities, will be binding obligations of MCN. The Preferred Securities, which are covered by the Registration Statement, when sold will be fully paid and, assuming that the Preferred Partners as limited partners of the Partnership do not participate in the control of the business of the Partnership, non-assessable limited partner interests in the Partnership.

     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of my name under the caption "Validity of Securities" in the Registration Statement.

                                          Very truly yours,

                                                  /s/ DANIEL L. SCHIFFER
                                          --------------------------------------
                                                    Daniel L. Schiffer
                                                 Vice President, General
                                                   Counsel & Secretary
                                                     MCN Corporation